POWER OF ATTORNEY

 Know all by these presents that the undersigned hereby constitutes and appoints each Corey N. Fishman and Judith M. Matthews of Iterum Therapeutics plc (the
"Company") and Alan Hambelton, Colleen Burns and Brian Woodard of Cooley LLP,
signing individually, the undersigned's true and lawful attorneys-in fact and agents to:

 (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") Forms 3, 4 and
5 (including amendments thereto and joint filing agreements in connection therewith) with respect to the securities of the Company in accordance with
Section 16(a) of Securities Exchange Act of 1934, as amended (the "Exchange
Act") and the rules thereunder;

 (2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4 or 5
(including amendments thereto and joint filing agreements in connection therewith) and file such Forms with the SEC and any stock exchange, self-regulatory association or any other authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever which in the good faith belief of such attorney-in-fact is requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the attorneys-in-fact.  This Power of Attorney revokes any other power of attorney that the undersigned has previously granted to representatives of the Company and Cooley LLP.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Dated: March 8, 2018

By: /s/ James I. Healy     James I. Healy
 Signature     Printed Name